UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2014

ADGS ADVISORY, INC.
(Exact name of registrant as specified in its charter)

Commission file number 001-34274

Delaware	42-1743717
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Units 2611-13A, 26/F 113 Argyle Street, Mongkok Kowloon, Hong Kong, SAR	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (852) 2374-0002

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to a Certificate of Amendment to our Certificate of Incorporation filed with the State of Delaware and effective as of December 8, 2014, we increased the number of our authorized shares of common stock, par value $0.0001 per share, from 50,000,000 to 200,000,000 while maintaining the number of authorized shares of preferred stock, par value $0.0001 per share, at 2,000,000 (the “Capitalization Amendment”).

The Capitalization Amendment was approved by the Board of Directors and by the holders of shares representing a majority of our voting securities which holders have given their written consent to such action. On September 30, 2014, we received written consents to the foregoing action from stockholders holding in the aggregate 28,346,086 shares of our common stock (79.9% of the outstanding common stock which are our only outstanding voting securities). Under Delaware corporation law, the consent of the holders of a majority of the voting power is effective as stockholders’ approval. In accordance with the requirements of the Securities Exchange Act of 1934 and Regulation 14C promulgated thereunder, an Information Statement was mailed to stockholders.

Item 5.07 Submission of Matters to a Vote of Security Holders.

See Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment filed with the Secretary of State of Delaware on December 8, 2014

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADGS ADVISORY, INC.
(Registrant)

Dated: December 12, 2014	By:	/s/ Li Lai Ying
Li Lai Ying
Chief Executive Officer